Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 22, 2021, we entered into a definitive agreement to acquire all of the outstanding equity interests of Jacob Holm for an enterprise value of approximately $304.6 million (€256.3 million) including the extinguishment of debt and subject to post-closing adjustments (the “Jacob Holm Acquisition”). In addition, on May 13, 2021, we completed our acquisition of Mount Holly (the “Mount Holly Acquisition”) for $170.7 million, subject to customary post-closing adjustments. We intend to use the net proceeds of the $500.0 million aggregate principal amount of Notes offered hereby, together with cash on hand, to pay the purchase price for the Jacob Holm Acquisition, to repay certain indebtedness of Jacob Holm, to repay outstanding amounts under the Credit Facility and for other fees and expenses related to the Transactions.

The following unaudited pro forma condensed combined financial information is presented to illustrate the effects on Glatfelter’s historical financial statements after giving effect to the Jacob Holm Acquisition and the Mount Holly Acquisition and related Notes offered hereby as discussed in the preceding paragraph and is derived from and should be read in conjunction with the historical financial statements and related notes of Glatfelter, Jacob Holm and Mount Holly which are included in this offering memorandum.

The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2021 and the year ended December 31, 2020, and the unaudited pro forma condensed combined balance sheet as of June 30, 2021, are presented herein.

The unaudited pro forma condensed combined statement of income for the six months ended June 30, 2021, gives effect to the Mount Holly Acquisition, the Jacob Holm Acquisition, and the Notes offered hereby as if each had occurred on January 1, 2021, and combines (i) the historical consolidated statements of income of Glatfelter (including the results of Mount Holly from May 13, 2021) and Jacob Holm for the six months ended June 30, 2021 and (ii) the historical combined statement of income of Mount Holly for the three months ended March 31, 2021, plus the operating results of Mount Holly from April 1, 2021 through May 13, 2021.

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2020, gives effect to the Jacob Holm Acquisition, the Mount Holly Acquisition and the Notes offered hereby, as if each had occurred on January 1, 2020, and combines the historical consolidated statements of income of Glatfelter, Jacob Holm and Mount Holly for the year ended December 31, 2020.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives effect to the Jacob Holm Acquisition and the Notes offered hereby as if they had occurred on June 30, 2021 and combines the historical balance sheets of Glatfelter (which includes Mount Holly) and Jacob Holm as of June 30, 2021.

The historical financial statements have been adjusted to give effect to pro forma items that are (i) directly attributable to the Jacob Holm Acquisition and the Mount Holly Acquisition and the related financing; and (ii) factually supportable.

In addition, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that we may achieve as a result of the Mount Holly Acquisition or the Jacob Holm Acquisition, the costs necessary to achieve these cost savings, operating synergies and revenue enhancements or the costs to be incurred to integrate the operations of each acquisition.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of what the actual combined financial position or results of operations would have been had the Mount Holly Acquisition and the Jacob Holm Acquisition and financings been completed on the dates indicated or what such financial position or results would be for future periods.

The presentation of certain items in the historical financial statements of Mount Holly and Jacob Holm have been conformed to our presentation for purposes of the unaudited pro forma condensed combined financial information.

The historical financial statements of Jacob Holm have been prepared in accordance with IFRS as issued by the IASB. We have assessed the differences between IFRS and GAAP and, where material, the financial information of Jacob Holm included in the unaudited pro forma condensed combined statements of income and balance sheet has been conformed to accounting principles under GAAP. In addition, certain amounts in the Jacob Holm historical audited and unaudited combined statements of income have been reclassified to conform to Glatfelter’s presentation in the pro forma combined consolidated financial statements.

Further, the historical consolidated financial statements of Jacob Holm were prepared in euros. Accordingly, the unaudited pro forma condensed combined financial information reflects a translation of such statements into U.S. dollars. See Note 3 to the accompanying notes to the unaudited pro forma condensed combined consolidated financial information for the translation methodology. Based on its review of Jacob Holm’s historical consolidated financial statements, prepared in accordance with IFRS as issued by the IASB, Glatfelter is not aware of any further adjustment that would be required to Jacob Holm’s historical financial statements in connection with the preparation of the unaudited pro forma condensed combined consolidated financial information.

With respect to the Mount Holly Acquisition, the unaudited pro forma condensed combined financial information reflects the allocation of our cost to acquire Mount Holly to the assets acquired and the liabilities assumed based on management’s estimate of the fair value using valuation techniques such as discounted cash flow models, appraisals and similar methodologies. This purchase price allocation is reflected in Glatfelter’s historical unaudited condensed consolidated balance sheet.

Since the Jacob Holm Acquisition is not yet complete, we have not completed an analysis of the estimated fair value of the assets acquired or liabilities assumed. Accordingly, the purchase price allocation adjustments and related depreciation and amortization reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to change.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the six months ended June 30, 2021

	Historical (1)
		Mount Holly
In thousands, except per share	Glatfelter	Three months ended March 31, 2021 (2)	April 1, 2021 to May 13, 2021 (2)	Jacob Holm U.S. GAAP (3)	Transaction Adjustments (4)		Glatfelter Pro Forma Combined
Net sales	$470,585	$20,957	$9,541	$189,365	$—		$690,448
Costs of products sold	395,735	17,215	10,609	160,295	2,488	(4a)	586,342

Gross profit	74,850	3,742	(1,068)	29,070	(2,488)		104,106
Selling, general and administrative expenses	51,811	2,077	1,153	19,418	(3,145	)(4c)	71,144
Gains on dispositions of plant, equipment and timberlands, net	(2,403)	—	133	—	—		(2,270)

Operating income	25,442	1,665	(2,354)	9,652	657		35,062
Non-operating income (expense)
Interest expense	(3,303)	—	—	(3,366)	(8,000	)(4e)	(14,669)
Interest income	31	—	—	4	—		35
Other, net	(1,073)	—	(123)	2,467	—		1,271

Total non-operating expense	(4,345)	—	(123)	(895)	(8,000)		(13,363)

Income (loss) before income taxes	21,097	1,665	(2,477)	8,757	(7,343)		21,669
Income tax provision (benefit)	11,211	408	(594)	1,165	(2,119	)(4g)	10,071

Income (loss) from continuing operations	$9,886	$1,257	$(1,883)	$7,592	$(5,224)		$11,628

Earnings per share
Basic	$0.22						$0.26
Diluted	0.22						0.26
Weighted average shares outstanding
Basic	44,563						44,563
Diluted	44,872						44,872

See the accompanying notes to the unaudited pro forma condensed combined financial information, which are an integral part of these statements.

1)	Refer to Note 3 for the description of the historical amounts.
2)	Refer to Note 3b for the details of the Mount Holly historical amounts.
3)	Refer to Note 3c for the details of the Jacob Holm historical amounts.
4)	Refer to Note 4 for details of the Transaction accounting adjustments.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the year ended December 31, 2020

	Historical (5)			Transaction Adjustments (8)
In thousands	Glatfelter	Mount Holly (6)	Jacob Holm U.S. GAAP (7)			Glatfelter Pro Forma Combined
Net sales	$916,498	$101,169	$403,911	$—		$1,421,578
Costs of products sold	768,629	80,497	339,071	3,091	(4b)	1,191,288

Gross profit	147,869	20,672	64,840	(3,091)		230,290
Selling, general and administrative expenses	100,045	9,879	32,177	19,415	(4d)	161,516
Gains on dispositions of plant, equipment and timberlands, net	(1,332)	545	—	—		(787)

Operating income	49,156	10,248	32,663	(22,506)		69,561
Non-operating income (expense)
Interest expense	(7,022)	—	(7,660)	(14,575	)(4f)	(29,257)
Interest income	399	—	250	—		649
Pension settlement	(6,154)	—	—	—		(6,154)
Other, net	(4,020)	(123)	(7,939)	—		(12,082)

Total non-operating expense	(16,797)	(123)	(15,349)	(14,575)		(46,844)

Income (loss) before income taxes	32,359	10,125	17,314	(37,081)		22,717
Income tax provision (benefit)	11,576	3,061	5,280	(4,237	)(4g)	15,680

Income (loss) from continuing operations	$20,783	$7,064	$12,034	$(32,844)		$7,037

Earnings per share
Basic	$0.47					$0.16
Diluted	0.47					0.16
Weighted average shares outstanding
Basic	44,339					44,339
Diluted	44,614					44,614

See the accompanying notes to the unaudited pro forma condensed combined financial information, which are an integral part of these statements.

5)	Refer to Note 3 for the description of the historical amounts.
6)	Refer to Note 3b for the details of the Mount Holly historical amounts.
7)	Refer to Note 3c for the details of the Jacob Holm historical amounts.
8)	Refer to Note 4 for details of the Transaction accounting adjustments.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

as of June 30, 2021

In thousands	Glatfelter Historical (9)	Jacob Holm Historical U.S. GAAP (10)	Transaction Accounting Adjustments (11)		Glatfelter Pro Forma Combined
Assets
Cash and cash equivalents	$84,164	$8,707	$(43,433)		$49,438
Accounts receivable, net	144,155	32,126	—		176,281
Inventories	220,206	41,990	—		262,196
Prepaid expenses and other current assets	43,578	5,569	—		49,147

Total current assets	492,103	88,392	(43,433)		537,062
Plant, equipment and timberlands, net	621,103	146,655	13,345	(4h)	781,103
Goodwill	195,461	—	79,050	(4h)	274,511
Intangible assets, net	95,022	2,531	46,000	(4h)	143,553
Other assets	56,401	7,160	—		63,561

Total assets	$1,460,090	$244,738	$94,962		$1,799,790

Liabilities and Shareholders’ Equity
Current portion of long-term debt	$24,267	$—	$—		$24,267
Short-term debt	11,884	13,700	—		25,584
Accounts payable	122,834	24,897	—		147,731
Dividends payable	6,233	—	—		6,233
Environmental liabilities	3,206	—	—		3,206
Other current liabilities	73,930	17,844	(2,100)		89,674

Total current liabilities	242,354	56,441	(2,100)		296,695
Long-term debt	445,261	151,219	118,328	(4i)	714,808
Deferred income taxes	77,123	—	13,704	(4h)	90,827
Other long-term liabilities	124,107	8,408	—		132,515

Total liabilities	888,845	216,068	129,932		1,234,845
Commitments and contingencies	—	—	—		—
Shareholders’ equity
Common stock	544	—	—		544
Capital in excess of par value	62,796	—	—		62,796
Retained earnings	720,934	28,670	(34,970	)(4j)	714,634
Accumulated other comprehensive loss	(64,813)	—	—		(64,813)

	719,461	28,670	(34,970)		713,161
Less cost of common stock in treasury	(148,216)	—	—		(148,216)

Total shareholders’ equity	571,245	28,670	(34,970)		564,945

Total liabilities and shareholders’ equity	$1,460,090	$244,738	$94,962		$1,799,790

See the accompanying notes to the unaudited pro forma condensed combined financial information, which are an integral part of these statements.

9)	Refer to Note 3 for the description of the historical amounts.
10)	Refer to Note 3c for the details of the Jacob Holm amounts.
11)	Refer to Note 4 for details of the Transaction accounting adjustments.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the transactions

a. Mount Holly

On May 13, 2021, we completed the acquisition of all the outstanding equity interests in Mount Holly, for $170.7 million, subject to customary post-closing purchase price adjustments.

b. Jacob Holm

On July 22, 2021, we entered into a definitive agreement to acquire Jacob Holm, a global leading manufacturer of premium quality spunlace nonwoven fabrics for critical cleaning, high-performance materials, personal care, hygiene and medical applications, for an enterprise value of approximately $304.6 million (€256.3 million) including the extinguishment of debt and subject to post-closing adjustments. The transaction, purchase price and acquisition-date fair values assigned to the assets acquired and liabilities assumed are set out in Note 4 to the unaudited pro forma condensed combined consolidated financial information.

c. Notes financing

We intend to use the net proceeds from this offering of notes, together with cash on hand, to pay the purchase price for the Jacob Holm Acquisition, to repay certain indebtedness of Jacob Holm, to repay outstanding borrowings under our Credit Facility and to pay estimated fees and expenses (collectively, the “Transactions”).

2. Basis of presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting to account for the Mount Holly Acquisition and the Jacob Holm Acquisition. Accordingly, we have adjusted the historical consolidated financial information to give effect to the consideration issued or estimated to be issued in connection with the Mount Holly Acquisition and the Jacob Holm Acquisition, respectively. In addition, the unaudited pro forma condensed combined financial information was prepared giving effect to the estimated proceeds of, and interest expense associated with, the Notes offered hereby.

Under the acquisition method of accounting, the total purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair market value at the acquisition date. With respect to the Mount Holly Acquisition, fair value is based on management’s estimate of the fair value using valuation techniques such as discounted cash flow models, appraisals and similar methodologies. As the Jacob Holm Acquisition is not complete, we have not completed an analysis of the estimated fair value of the assets acquired or liabilities assumed.

Definitive allocations will be finalized based on certain valuations and other studies to be performed by Glatfelter after the closing of the Jacob Holm Acquisition. Accordingly, the purchase price allocation adjustments and related depreciation and amortization reflected in the unaudited pro forma condensed combined financial information are preliminary, have been made solely for the purpose of preparing this unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value after closing of the Jacob Holm Acquisition, and such revisions could have a material effect on the accompanying unaudited pro forma condensed combined financial information.

3. Historical Financial Information

The historical amounts set forth in the unaudited pro forma condensed combined statements of income for the year ended December 31, 2020 and for the six months ended June 30, 2021 where derived from:

a.	Glatfelter—historical financial information derived from Glatfelter’s audited consolidated financial statements as of and for the year ended December 31, 2020 and unaudited condensed consolidated statements as of and for the three months and six months ended June 30, 2021 each included in this offering memorandum.

b.

Mount Holly—historical financial information derived from Mount Holly’s audited combined financial statements for the year ended December 31, 2020 and unaudited interim combined financial statements for the three months ended March 31, 2021, each included in this offering memorandum, adjusted for certain reclassifications necessary to conform the presentation to that of Glatfelter. The historical financial information for the period April 1, 2021 through May 13, 2021 was derived from Mount Holly’s management’s internally produced financial information. Because such financial information did not include a provision for income taxes, management of Glatfelter estimated income taxes assuming an effective tax rate of 24%.

c.

Jacob Holm—historical financial information derived from Jacob Holm’s audited consolidated financial statements for the year ended December 31, 2020 and unaudited interim consolidated financial statements for the six months ended June 30, 2021, each included in this offering memorandum. The historical consolidated financial statements of Jacob Holm are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) and presented in euros, its reporting currency.

The following table summarizes currency exchange rates used to translate historical financial information from euro to U.S. dollar:

Average rate six months ended June 30, 2021	1.2057
Average rate six months ended June 30, 2020	1.1015
Average rate 2020	1.1413
Spot rate June 30, 2021	1.1884

The following tables summarize adjustments from IFRS to GAAP, certain reclassifications necessary to conform the presentation to that of Glatfelter and translation from euros to U.S. dollars.

For the six months ended June 30, 2021

In thousands	Jacob Holm Group IFRS		U.S. GAAP Adjustments		Jacob Holm Group Adjusted for U.S. GAAP	Reclass	Translation to U.S. Dollars	Jacob Holm Group U.S. GAAP
Net sales	€157,058		—		€157,058	—	$32,307	$189,365
Costs of products sold	132,815		133	(ii)	132,948	—	27,347	160,295

Gross profit (loss)	24,243		(133)		24,110	—	4,960	29,070
Selling and marketing expenses	4,208		—		4,208	11,897	3,313	19,418
Administrative expenses	10,292		—		10,292	(10,292)	—	—
Other operating income and expense	373		—		373	(373)	—	—

Operating income (loss)	9,370		(133)		9,237	(1,232)	1,647	9,652
Non-operating income (expense)
Interest expense	(2,925)	(i)	133	(ii)	(2,792)	—	(574)	(3,366)
Interest income	3	(i)	—		3	—	1	4
Other, net	814	(i)	—		814	1,232	421	2,467

Total non-operating expense	(2,108)		133		(1,975)	1,232	(152)	(895)

Income (loss) before income taxes	7,261		—		7,262	—	1,495	8,757
Income tax provision (benefit)	966		—		966	—	199	1,165

Income (loss) from continuing operations	€6,295		€—		€6,296	€—	$1,296	$7,592

i.

The amounts presented above are derived from Jacob Holm’s unaudited interim consolidated financial statements for the six months ended June 30, 2021 included in this offering memorandum. The sum of certain amounts does not agree to the total presented due to rounding. The amounts derived from Jacob Holm’s unaudited interim consolidated financial statements for the six months ended June 30, 2021 were adjusted to conform to the presentation to that of Glatfelter as follows:

Euros, In thousands Financial Statement Line Item		As reported in Jacob Holm Financial Statements	Reclassification	As presented above
Jacob Holm	Glatfelter
Special items, net	—	(1,232)	1,232	—
Financial income	Interest income	2,281	(2,278)	3
Financial expense	Interest expense	(3,157)	232	(2,925)
—	Other, net	—	814	814

		(2,108)	—	(2,108)

ii.	Represents a reclass of interest expense on financial leases to lease expense to conform to treatment as operating leases under GAAP.

For the year ended December 31, 2020

In thousands, except per share	Jacob Holm Group IFRS		U.S. GAAP Adjustments		Jacob Holm Group Adjusted for U.S. GAAP	Reclass		Translation to U.S. Dollars	Jacob Holm Group U.S. GAAP
Net sales	€353,904		—		€353,904	—		$50,007	$403,911
Costs of products sold	296,752		340	(iv)	297,092	—		41,979	339,071

Gross profit (loss)	57,152		(340)		56,812	—		8,028	64,840
Sales and marketing	7,540		—		7,540	20,653		3,984	32,177
Administrative expenses	18,909		—		18,909	(18,909)		—	—
Other operating income and expense	50		—		50	(50)		—	—

Operating income (loss)	30,653		(340)		30,313	(1,694)		4,044	32,663
Non-operating income (expense)
Interest expense	(14,008)	(iii)	340	(iv)	(13,668)	6,956	(v)	(948)	(7,660)
Interest income	219	(iii)	—		219	—		31	250
Other, net	(1,694)	(iii)	—		(1,694)	(5,262)	(v)	(983)	(7,939)

Total non-operating expense	(15,483)		340		(15,143)	1,694		(1,900)	(15,349)

Income (loss) before income taxes	15,170		—		15,170	—		2,144	17,314
Income tax provision (benefit)	4,626		—		4,626	—		654	5,280

Income (loss) from continuing operations	€10,544		€—		€10,544	€—		$1,490	$12,034

iii.

The amounts presented above are derived from Jacob Holm’s audited consolidated financial statements for the year ended December 31, 2020 included in this offering memorandum, adjusted to conform to the presentation to that of Glatfelter as follows:

Euros, In thousands Financial Statement Line Item		As reported in Jacob Holm Financial Statements	Reclassification	As presented above
Jacob Holm	Glatfelter
Special items, net	—	(1,694)	1,694	—
Financial income	Interest income	219		219
Financial expense	Interest expense	(14,008)		(14,008)
—	Other, net		(1,694)	(1,694)

		(15,483)	—	(15,483)

iv.	Represents a reclass of interest on financial leases to lease expense to conform to treatment as operating leases under GAAP.
v.

Represents the reclass of currency transaction losses from “Financial expenses” in Jacob Holm historical financial statements to “other, net” to conform to the presentation of Glatfelter, net of “Special items” reclassed from “Other, net’ to “Selling and marketing.”

The unaudited pro forma condensed combined financial information does not reflect any potential synergies or cost savings that may be realized as a result of the Mount Holly Acquisition and the Jacob Holm Acquisition. These synergies include global supply chain, operating efficiencies and corporate cost reductions, among others. Although we project synergies will result from the Mount Holly Acquisition and the Jacob Holm Acquisition, there can be no assurance that these potential synergies will be achieved. The unaudited pro forma condensed combined consolidated financial information also does not reflect any projected acquisition integration costs associated with the achievement of potential synergies. Rather, these will be recorded in the appropriate accounting periods in which they are incurred.

4. Transaction Accounting Adjustments

a)	Adjustments to cost of goods sold for the six months ended June 30, 2021 consist of the following:

In thousands	Depreciation	Lease expense	Total
Eliminate Mount Holly historical expenses	$(1,792)	$—	$(1,792)
Eliminate Jacob Holm historical expenses	(5,277)	—	(5,277)
Transaction-related depreciation—Mount Holly	3,109	—	3,109
Estimated transaction-related depreciation—Jacob Holm	6,400	—	6,400
Record estimated lease expense related to Mount Holly	—	48	48

Total	$2,440	$48	$2,488

i.

An increase of $2.4 million of depreciation expense due to the difference in the bases of depreciable assets together with changes in the estimated lives resulting from the application of the FASB ASC 805 to account for the Mount Holly Acquisition and the Jacob Holm Acquisition; and

ii.	Lease expense of $48 thousand due to the application of FASB ASC No. 842, “Leases” (“FASB ASC 842”), to account for the lease of a building in connection with the Mount Holly Acquisition.

b)	Adjustments to cost of goods sold for the year ended December 31, 2020 consist of the following:

In thousands	Depreciation	Lease expense	Total
Eliminate Mount Holly historical expenses	$(5,261)	$—	$(5,261)
Transaction-related depreciation—Mount Holly	6,218	—	6,218
Eliminate Jacob Holm historical expenses	(10,796)	—	(10,796)
Estimated transaction-related depreciation—Jacob Holm	12,800	—	12,800
Record estimated lease expense related to Mount Holly	—	130	130

Total	$2,961	$130	$3,091

i.

A $3.0 million increase in depreciation expense due to the difference in the bases of depreciable assets together with changes in estimated lives resulting from the application of the FASB ASC 805 to account for the Mount Holly Acquisition and the Jacob Holm Acquisition; and

ii.	Lease expense of $130 thousand due to the application of FASB ASC 842, to account for the lease of a building in connection the Mount Holly Acquisition.

c)	Adjustments to selling, general and administrative expenses for the six months ended June 30, 2021 consist of the following:

In thousands	Transaction costs	Intangible asset amortization	Total
Transaction-related amortization—Mount Holly	$—	$909	$909
Estimated transaction-related amortization—Jacob Holm	—	2,074	2,074
Reverse expenses directly related to the Transactions included in Glatfelter historical amounts and assumed to be recorded in 2020 for pro forma purposes	(6,128)	—	(6,128)

Estimated adjustment to Selling, general & administrative expense	$(6,128)	$2,983	$(3,145)

i.

A $3.0 million increase in amortization expense related to identifiable intangible assets from the application of the FASB ASC 805 to account for the Mount Holly Acquisition and the Jacob Holm Acquisition. The identifiable intangible assets consist of customer lists, technical know-how, tradenames and patents with estimated useful life of approximately 10 years; and

ii.

A reversal of $6.1 million of legal and professional fees directly related to the Mount Holly Acquisition included in Glatfelter’s historical amounts during the first six months of 2021 which, for pro forma purposes, are assumed to be incurred as of January 1, 2020.

d)	Adjustments to selling, general and administrative expenses for the year ended December 31, 2020 consist of the following:

In thousands	Transaction costs	Intangible asset amortization	Total
Transaction-related amortization—Mount Holly	$—	$1,818	$1,818
Estimated transaction-related amortization—Jacob Holm	—	4,147	4,147
Expenses directly related to the Transactions recorded in 2021 and assumed to be recorded in 2020 for pro forma purposes	6,128	—	6,128
Estimated expenses directly related to the Transactions	7,322	—	7,322

Total	$13,450	$5,965	$19,415

i.

A $6.1 million increase of legal and professional fees directly related to the Mount Holly Acquisition included in Glatfelter’s historical amounts during the first six months of 2021 which, for pro forma purposes, are assumed to be incurred as of January 1, 2020, and a $7.3 million adjustment for estimated expenses to be incurred that are directly related to the Jacob Holm Acquisition.

ii.

A $6.0 million increase in amortization expense related to identifiable intangible assets from the application of the FASB ASC 805 to account for the Mount Holly Acquisition and the Jacob Holm Acquisition.

e)	Adjustment to interest expense for the six months ended June 30, 2021 represents the following:

In thousands
Eliminate Jacob Holm historical interest expense	$(3,366)
Estimated incremental expense associated with the Notes offered hereby	11,336

Estimated adjustment to interest expense	$8,000

f)	Adjustment to interest expense for the year ended December 31, 2020 represents the following:

In thousands
Eliminate Jacob Holm historical interest expense	$(7,660)
Estimated incremental expense to finance the Jacob Holm Acquisition	22,235

Estimated adjustment to interest expense	$14,575

g)

The tax effect of the pro forma adjustments is based on the effective tax rates of the jurisdiction in which the transactions would have taken place. The effective tax rate reflects the impact on certain of the Transaction Accounting Adjustments giving effect to i) certain of the amounts included in the Transaction Accounting Adjustments are nondeductible for U.S. tax purposes; and ii) because Glatfelter is in a loss for U.S.-based taxable income and is unable to recognize deferred tax assets, management has determined it would be unable to recognize any tax benefit from the adjustments.

h)	The pro forma adjustments reflect the preliminary allocation of the purchase price for the Jacob Holm Acquisition as follows:

In thousands
Total consideration	$304,580
Less: Debt assumed and repaid	(151,219)

153,361
Less book value of net assets acquired	(28,670)

Purchase price in excess of book value of net assets acquired	$124,691

The following sets forth the preliminary allocation of the purchase price in excess of the book value of net assets acquired assuming the Jacob Holm Acquisition occurred as of June 30, 2021:

In thousands
Property, plant and equipment	$13,345
Intangible assets—customer relationships, technical know-how, patents and trademarks	46,000
Goodwill	79,050

Total assets	138,395
Deferred income taxes	13,704

Total liabilities	13,704

Total preliminary allocation of purchase price in excess of book value of net assets acquired	$124,691

For purposes of this unaudited condensed combined financial information the purchase price in excess of the book value of net assets to be acquired has been allocated as set forth above based on management’s estimate as the necessary valuation studies have not been completed.

i)	Reflects the Notes offered hereby, net of the repayment of revolving borrowings under the Credit Facility and the retirement of Jacob Holm’s long-term debt.

j)	Reflects the elimination of the equity of Jacob Holm in accordance with FASB ASC 805.

5. Sensitivity Analysis

(a)

The Jacob Holm Acquisition and this offering of Notes have yet to close. Therefore, there are certain preliminary assumptions regarding the purchase price allocation and the cost of financing used in the unaudited pro forma condensed combined financial information, for which actual amounts may differ from the amounts assumed and such differences could be material.

For purposes of the unaudited pro forma condensed combined financial information, the excess of the book value of net assets to be acquired has been allocated to the assets to be acquired and liabilities assumed based on management’s estimate of fair value, since the Jacob Holm Transaction is yet to close and formal extensive fair valuation studies have not been completed. Although management considers its estimates to be reasonable, the actual fair values may differ from such preliminary estimates, the differences could be material and the amounts of depreciation or amortization expense would change accordingly.

(b)

The assumed interest rate on the Notes offered hereby is 4.25%. A change of 0.125% in the assumed interest rate for the Notes offered hereby would have an incremental effect on our annual interest expense of approximately $0.6 million.